Exhibit 99.1

SPECTRA ENERGY CAPITAL LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In June 2006, the Board of Directors of Duke Energy Corporation (Duke Energy) authorized management to pursue a plan to create two separate publicly traded companies by spinning off Duke Energy’s natural gas business to Duke Energy shareholders. The spin-off was completed on January 2, 2007 creating Spectra Energy Corp (Spectra Energy), which primarily owns the Natural Gas Transmission and Field Services segments of Spectra Energy Capital LLC (Spectra Energy Capital), formerly Duke Capital LLC. Prior to the distribution, Duke Energy implemented an internal reorganization pursuant to which all of the businesses and assets of Duke Capital LLC other than Duke Energy’s natural gas transmission and storage, distribution, and gathering and processing businesses (hereinafter referred to as the Transferred Businesses) were transferred to a new, wholly-owned, direct subsidiary of Duke Energy. Duke Capital LLC was then transferred to Spectra Energy and was renamed Spectra Energy Capital.

The following tables present Spectra Energy Capital’s unaudited pro forma condensed consolidated financial information and should be read in conjunction with the consolidated financial statements and related notes of Spectra Energy Capital included in the Form 10-K/A, Amendment No. 3, for the year ended December 31, 2005 and Spectra Energy Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what Spectra Energy Capital’s results of operations or financial position would have been had the separation and related transactions occurred on the dates indicated. The unaudited pro forma financial information also should not be considered representative of Spectra Energy Capital’s future financial position or results of operations.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003, and the nine months ended September 30, 2006 have been prepared as if the separation had occurred as of January 1, 2003. The unaudited pro forma condensed consolidated balance sheet at September 30, 2006 has been prepared as if the separation had occurred on September 30, 2006. The pro forma adjustments reflect the expected impacts of events that are directly attributable to the separation and related agreements, are expected to have a continuing impact on Spectra Energy Capital and are factually supportable, and also include material transactions that occurred in the 2005 period.

Unaudited pro forma condensed consolidated statements of operations are presented for the years ended December 31, 2004 and 2003 as a result of Spectra Energy Capital’s distribution of the Transferred Businesses. Certain of the businesses distributed by Spectra Energy Capital to a subsidiary of Duke Energy are expected to qualify for discontinued operations treatment. Only the pro forma adjustments related to the Transferred Businesses that are expected to qualify for discontinued operations accounting treatment are reflected for the years ended December 31, 2004 and 2003. Therefore, other pro forma adjustments that are presented in the 2005 and 2006 pro forma statements, related to benefits, corporate costs, and other Transferred Businesses not expected to qualify for discontinued operations treatment, are not reflected for the years ended December 31, 2004 and 2003.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

		Nine Months Ended September 30, 2006
		Pro Forma Adjustments
	Spectra Energy Capital Historical	Transferred Businesses - Discontinued Operations (a)	Transferred Businesses - Other			Sub- total	Other			Spectra Energy Capital Pro Forma
		(in millions, except per share amounts)
Operating revenues	$4,511	$(1,318)	$(22)	(b	)	$3,350	$—			$3,350
			179	(c	)
Operating expenses
Natural gas and petroleum products purchased	1,258	(259)	18	(c	)	1,017	—			1,017
Depreciation and amortization	436	(67)	(8)	(b	)	361	—			361
Operation, maintenance and other	1,676	(646)	(42)	(b	)	1,003	12	(d	)	997
			15	(c	)		(18)	(e	)
Gains on sales of investments in commercial and multi-family real estate	201	(201)	—			—	—			—
Gains (losses) on sales of other assets, net	276	(244)	—			32	—			32

Operating income	1,618	(791)	174			1,001	6			1,007

Equity in earnings of unconsolidated affiliates	551	(71)	—			480	—			480
Gains (losses) on sales and impairments of equity method investments	(20)	20	—			—	—			—
Other income and expenses, net	138	71	(83)	(b	)	(7)	—			(7)
			(133)	(c	)
Interest expense	542	(85)	3	(b	)	460	—			460
Minority interest expense	50	(17)	—			33	—			33

Earnings from continuing operations before income taxes	1,695	(669)	(45)			981	6			987
Income tax expense (benefit) from continuing operations	616	(247)	(21)	(b	)	348	2	(f)		350

Income from continuing operations	$1,079	$(422)	$(24)			$633	$4			$637

(a)	Reflects the Spectra Energy Capital distribution of certain of the Transferred Businesses to Duke Energy that occured in connection with the separation. The adjustments represent the removal of the revenues, expenses and other income (loss) impacts of these operations. The business transfers reflected in this column are currently expected to meet the requirements for discontinued operations of Spectra Energy Capital. The assessment procedures required to determine which Transferred Businesses meet the criteria for discontinued operations will be completed prior to the filing of Spectra Energy Capital’s 2006 Form 10-K.

(b)	Reflects the Spectra Energy Capital distribution of certain of the Transferred Businesses to Duke Energy that occured in connection with the separation. The transfers reflected in this column primarily relate to Duke Energy Business Services (DEBS), which provides corporate services to Duke Energy affiliates, and certain of the captive insurance companies of Duke Energy. These operations are currently not expected to qualify for discontinued operations treatment because Spectra Energy is expected to create similar corporate functions after the separation. These adjustments represent the removal of the revenues, expenses and other income (loss) impacts of these operations, but do not include the removal of the corporate costs of DEBS that have been historically associated with the Spectra Energy operations. Therefore, the resulting pro forma operating costs for Spectra Energy above include these historical corporate costs in the 2006 period. See further discussion below regarding Spectra Energy’s expected operating costs.
(c)	Reflects the reclassification of sales, purchases and other intercompany transactions between Spectra Energy Capital subsidiaries and Transferred Businesses, from related party transactions that were previously eliminated in Spectra Energy Capital’s historical financial statements to third-party transactions that would not have been eliminated in Spectra Energy Capital’s pro forma financial statements.
(d)	Reflects an increase of pension, other post retirement and other benefit expenses resulting from the IRS requirements governing the allocation of plan assets and liabilities associated with the current and former employees associated with Spectra Energy Capital’s operations.
(e)	Reflects the removal of non-recurring transaction costs related to the separation of Spectra Energy Capital. Additional estimated transaction costs totaling approximately $30 million in the three months remaining in 2006 and $50 million in the year ending December 31, 2007 are expected to be incurred and recorded in Spectra Energy Capital’s consolidated results of operations.
(f)	Reflects the tax effect of the pro forma adjustments on Spectra Energy Capital’s earnings before income taxes based on the estimated weighted average statutory rates for all jurisdictions that would have applied during this period.

Amounts reported in this pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006, are not necessarily indicative of amounts expected for annual periods due to the effects of seasonal temperature variations on energy consumption, especially for the distribution operations of Union Gas which earns a significant portion of its earnings in the first half of any annual period, changes in mark-to-market valuations, changing commodity prices and other factors.

As a result of the separation from Duke Energy, Spectra Energy Capital will staff various corporate and other support functions, such as treasury, cash management, payroll, accounts payable, information technology, human resources, and legal and compliance that will be required to operate as a stand-alone, public company. Primarily during the first year following the separation date, it is expected that Duke Energy will provide certain transition services to Spectra Energy Capital until such time as Spectra Energy Capital can create all of the necessary stand-alone functions. The Duke Energy corporate costs included in Spectra Energy Capital’s pro forma operating costs will be replaced by Spectra Energy Capital’s independent operating costs, including the new corporate functions, and will also include transition service fees paid to Duke Energy pursuant to the transition service arrangements that are expected to occur primarily in 2007. Future costs of Spectra Energy Capital for comparable corporate services are not expected to exceed the historical level of such costs included in the pro forma financial statements.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

	Year Ended December 31, 2005
		Pro Forma Adjustments
	Spectra Energy Capital Historical	Transferred Businesses - Discontinued Operations (a)	Transferred Businesses - Other			Sub- total	DEFS/TEPPCO Dispositions (d)	Other		Spectra Energy Capital Pro Forma
	(in millions, except per share amounts)
Operating revenues	$11,349	$(2,079)	$(117)	(b	)	$9,418	$(5,286)	$—		$4,132
			265	(c	)
Operating expenses
Natural gas and petroleum products purchased	6,290	(505)	36	(c	)	5,821	(4,518)	—		1,303
Depreciation and amortization	691	(79)	(11)	(b	)	601	(143)	—		458
Operation, maintenance and other	2,738	(1,028)	(205)	(b	)	1,543	(427)	1	6 (e)	1,132
			38	(c	)
Gains on sales of investments in commercial and multi-family real estate	191	(191)	—			—	—	—		—
Gains (losses) on sales of other assets, net	527	67	(4)	(b	)	590	(579)	—		11

Operating income	2,348	(591)	286			2,043	(777)	(16)		1,250

Equity in earnings of unconsolidated affiliates	479	(124)	—			355	200	—		555
Gains (losses) on sales and impairments of equity method investments	1,225	20	—			1,245	(1,243)	—		2
Other income and expenses, net	149	68	(79)	(b	)	(15)	(291)	—		(306)
			(153)	(c	)
Interest expense	771	(86)	3	(b	)	688	(81)	—		607
Minority interest expense	538	(27)	—			511	(479)	—		32

Earnings (loss) from continuing operations before income taxes	2,892	(514)	51			2,429	(1,551)	(16)		862
Income tax expense (benefit) from continuing operations	1,212	(307)	27	(b	)	936	(570)	(6	) (f)	360
			4	(c	)

Income from continuing operations	$1,680	$(207)	$20			$1,493	$(981)	$(10)		$502

(a)

Reflects the Spectra Energy Capital distribution of certain of the Transferred Businesses to Duke Energy that occured in connection with the separation. The above adjustments represent the removal of the revenues, expenses and other income

(loss) impacts of these operations. The business transfers reflected in this column are expected to meet the requirements for discontinued operations of Spectra Energy Capital. The assessment procedures required to determine which Transferred Businesses meet the criteria for discontinued operations will be completed prior to the filing of Spectra Energy Capital’s 2006 Form 10-K.

(b)	Reflects the Spectra Energy Capital distribution of certain of the Transferred Businesses to Duke Energy, that occured in connection with the separation. The transfers reflected in this column primarily relate to Duke Energy Business Services (DEBS), which provides corporate services to Duke Energy affiliates, and certain of the captive insurance companies of Duke Energy. These operations are currently not expected to qualify for discontinued operations treatment because Spectra Energy Capital is expected to create similar corporate functions after the separation. These adjustments represent the removal of the revenues, expenses and other income (loss) impacts of these operations, but do not include the removal of the corporate costs of DEBS that have been historically associated with the Spectra Energy Capital operations. Therefore, the resulting pro forma operating costs for Spectra Energy Capital above include these historical corporate costs in the 2005 period. See further discussion below regarding Spectra Energy Capital’s expected operating costs.
(c)	Reflects the reclassification of sales, purchases and other intercompany transactions between Spectra Energy Capital subsidiaries and Transferred Businesses, from related party transactions that previously eliminated in Spectra Energy Capital’s historical financial statements to third-party transactions that would not have been eliminated in Spectra Energy Capital’s pro forma financial statements.
(d)	This column adjusts for the impacts of material transactions that occurred in the 2005 period. Adjustments include the removal of $290 million of equity in earnings of unconsolidated affiliates and $1,243 million of gain on sales and impairments of equity method investments resulting from the February 2005 disposition of the equity investment in Texas Eastern Products Pipeline Company, LLC and TEPPCO Partners, LP. The remaining pro forma adjustments in this column reflect the deconsolidation of Duke Energy Field Services, LLC (DEFS), associated removal of the gain on sale, and reclassification of certain discontinued hedge losses from Operating revenues and reclassification of hedge impairment from Impairment and other charges, to Other income and expenses, net, all resulting from the July 2005 disposition of the 19.7% interest in DEFS to ConocoPhillips, the co-equity owner in DEFS, to reduce the ownership interest in DEFS from 69.7% to 50%.
(e)	Reflects an increase of pension, other post retirement and other benefit expenses resulting from the IRS requirements governing the allocation of plan assets and liabilities associated with the current and former employees associated with Spectra Energy Capital’s operations.
(f)	Reflects the tax effect of the pro forma adjustments on Spectra Energy Capital’s earnings before income taxes based on the estimated weighted average statutory rates for all jurisdictions that would have applied during this period.

As a result of the separation from Duke Energy, Spectra Energy Capital will staff various corporate and other support functions, such as treasury, cash management, payroll, accounts payable, information technology, human resources, that will be required to operate as a stand-alone, public company. Primarily during the first year following the separation date, it is expected that Duke Energy will provide certain transition services to Spectra Energy Capital until such time as Spectra Energy Capital can create all of the necessary stand-alone functions. The Duke Energy corporate costs included in Spectra Energy Capital’s pro forma operating costs will be replaced by Spectra Energy Capital’s independent operating costs, including the new corporate functions, and will also include transition service fees paid to Duke Energy pursuant to the transition service arrangements that are expected to occur primarily in 2007. Future costs of Spectra Energy Capital for comparable corporate services are not expected to exceed the historical level of such costs included in the pro forma financial statements.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

	Year Ended December 31, 2004
		Pro Forma Adjustments
	Spectra Energy Capital Historical	Transferred Businesses - Discontinued Operations (a)	Spectra Energy Capital Pro Forma
	(in millions, except per share amounts)
Operating revenues	$15,463	$(2,208)	$13,255
Operating expenses
Natural gas and petroleum products purchased	10,156	(983)	9,173
Depreciation and amortization	811	(86)	725
Operation, maintenance and other	2,698	(1,042)	1,656
Gains on sales of investments in commercial and multi-family real estate	192	(192)	—
Gains (losses) on sales of other assets, net	(408)	419	11

Operating income	1,582	130	1,712

Equity in earnings of unconsolidated affiliates	154	(66)	88
Gains (losses) on sales and impairments of equity method investments	(3)	(3)	(6)
Other income and expenses, net	292	(180)	112
Interest expense	980	(236)	744
Minority interest expense	200	14	214

Earnings from continuing operations before income taxes	845	103	948
Income tax expense (benefit) from continuing operations	1,341 (b)	88	1,429 (b)

(Loss) Income from continuing operations	$(496)	$15	$(481)

(a)	Reflects the Spectra Energy Capital distribution of certain of the Transferred Businesses to Duke Energy that occured in connection with the separation. The adjustments represent the removal of the revenues, expenses and other income (loss) impacts of these operations. The business transfers reflected in this column are expected to meet the requirements for discontinued operations of Spectra Energy Capital. The assessment procedures required to determine which Transferred Businesses meet the criteria for discontinued operations will be completed prior to the filing of Spectra Energy Capital’s 2006 Form 10-K.
(b)	Amount includes approximately $1,030 million related to the change in tax status of certain subsidiaries of Spectra Energy Capital.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

	Year Ended December 31, 2003
		Pro Forma Adjustments
	Spectra Energy Capital Historical	Transferred Businesses - Discontinued Operations (a)	Spectra Energy Capital Pro Forma
	(in millions, except per share amounts)
Operating revenues	$13,217	$(2,433)	$10,784
Operating expenses
Natural gas and petroleum products purchased	8,476	(1,298)	7,178
Depreciation and amortization	864	(174)	690
Operation, maintenance and other	4,090	(2,486)	1,604
Gains on sales of investments in commercial and multi-family real estate	84	(85)	(1)
Gains (losses) on sales of other assets, net	(185)	188	3

Operating income	(314)	1,628	1,314

Equity in earnings (loss) of unconsolidated affiliates	123	(35)	88
Gains (losses) on sales and impairments of equity method investments	279	(178)	101
Other income and expenses, net	216	(185)	31
Interest expense	1,020	(214)	806
Minority interest expense	41	64	105

Earnings (loss) from continuing operations before income taxes	(757)	1,380	623
Income tax expense (benefit) from continuing operations	(314)	523	209

(Loss) Income from continuing operations	$(443)	$857	$414

(a)	Reflects the Spectra Energy Capital distribution of certain of the Transferred Businesses to Duke Energy that occured in connection with the separation. The above adjustments represent the removal of the revenues, expenses and other income (loss) impacts of these operations. The business transfers reflected in this column are expected to meet the requirements for discontinued operations of Spectra Energy Capital. The assessment procedures required to determine which Transferred Businesses meet the criteria for discontinued operations will be completed prior to the filing of Spectra Energy Capital’s 2006 Form 10-K.

Pro Forma Condensed Consolidated Balance Sheet (unaudited)

	September 30, 2006
		Pro Forma Adjustments
	Spectra Energy Capital Historical	Transferred Businesses (a)	Sub- total	Other		Spectra Energy Capital Pro Forma
		(in millions)

Current assets	$2,618	$(770)	$1,848	$(41)	(b)	$1,807
Investments and other assets	2,926	(940)	1,986	102	(b)	2,088
Goodwill	3,900	(267)	3,633	—		3,633
Assets held for sale	157	(157)	—	—		—
Property, plant and equipment
Cost	18,688	(2,978)	15,710	—		15,710
Less accumulated depreciation and amortization	3,936	(728)	3,208	—		3,208

Net property, plant and equipment	14,752	(2,250)	12,502	—		12,502
Other	1,138	1	1,139	—		1,139

Total Assets	$25,491	$(4,383)	$21,108	$61		$21,169

Current liabilities	$2,787	$(757)	$2,030	$2	(b)	$2,032
Long-term debt	8,778	(821)	7,957	—		7,957
Deferred income taxes	3,102	(178)	2,924	(5)	(b)	2,919
Other liabilities	1,360	(231)	1,129	36	(b)	1,165
Minority interests	792	(217)	575	—		575
Business equity	7,582	(2,408)	5,174	28	(b)	5,202
Accumulated other comprehensive income	1,090	229	1,319	—		1,319

Total Liabilities and Business Equity	$25,491	$(4,383)	$21,108	$61		$21,169

(a)	Reflects the Spectra Energy Capital distribution of all Transferred Businesses to Duke Energy that occured in connection with the separation. The adjustments represent the removal of the assets, liabilities and business equity related to these operations.
(b)	Spectra Energy Capital expects to provide insurance coverage primarily through a captive insurance subsidiary it established prior to the separation transaction. These pro forma adjustments reflect the estimated reserves associated with the transfer by Duke Energy of the insurance positions related to Spectra Energy Capital operations, such as workers’ compensation, property, business interruption and general business risks and assets sufficient to cover such liabilities and meet regulatory capital requirements.